UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF VICAL INCORPORATED

(Full title of the plan)

Copies to:

Vijay B. Samant President and Chief Executive Officer Vical Incorporated 10390 Pacific Center Court San Diego, California 92121-4340 (858) 646-1100	Frederick T. Muto, Esq. Jason L. Kent, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550-6000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	1,000,000 shares	$4.97	$4,970,000	$152.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 13, 2007, as reported by the Nasdaq Global Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on April 9, 1993 (File No. 333-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181), July 31, 1998 (File No. 333-60293), June 15, 1999 (File No. 333-80681), July 30, 2001 (File No. 333-66254), July 24, 2002 (File No. 333-97019), August 1, 2003 (File No. 333-107581), June 29, 2004 (File No. 333-116951) and June 23, 2006 (File No. 333-135266) are incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Registrant with the SEC are incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(3)	Registrant’s Current Report on Form 8-K, filed on January 8, 2007;

(4)	Registrant’s Current Report on Form 8-K, filed on April 18, 2007; and

(5)	The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on January 8, 1993.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation.
4.2(1)	Amended and Restated Bylaws.
4.3(2)	Certificate of Amendment to Restated Certificate of Incorporation.
4.4(1)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 4.
99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995, and incorporated herein by reference.
(2)	Incorporated by reference to exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 19, 2007.

VICAL INCORPORATED

By	/s/ VIJAY B. SAMANT
Vijay B. Samant
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay B. Samant and R. Gordon Douglas, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ VIJAY B. SAMANT	President, Chief Executive Officer and Director (Principal	June 19, 2007
Vijay B. Samant	Executive Officer)

/s/ JILL M. CHURCH	Vice President, Chief Financial Officer and Secretary	June 19,2007
Jill M. Church	(Principal Financial and Accounting Officer)

/s/ R. GORDON DOUGLAS	Chairman of the Board of Directors	June 19, 2007
R. Gordon Douglas

/s/ ROBERT H. CAMPBELL	Director	June 19, 2007
Robert H. Campbell

/s/ GARY A. LYONS	Director	June 19, 2007
Gary A. Lyons

/s/ ROBERT C. MERTON	Director	June 19, 2007
Robert C. Merton

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EXHIBIT INDEX

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation.
4.2(1)	Amended and Restated Bylaws.
4.3(2)	Certificate of Amendment to Restated Certificate of Incorporation.
4.4(1)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 4.
99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995, and incorporated herein by reference.
(2)	Incorporated by reference to exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.

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